EXHIBIT 99.1

CONTACTS:	Suzanne Herrick, Fedoruk & Associates, Inc., 612-247-3079, suzanne@fedorukinc.com
Nello Gonfiantini, Diego Pellicer Worldwide, Inc., 775-690-2188, nello@diego-pellicer.com

WEBSITE:	www.diego-pellicer.com

FOR IMMEDIATE RELEASE

Diego Pellicer Worldwide, Inc. Evolves Business Model For Cannabis Market

Reverse stock split ensures listing compliance as company implements new business strategies

SEATTLE (Oct. 3, 2018) – Diego Pellicer Worldwide, Inc. (OTCQB: DPWW) the premium marijuana brand and management company, today announced a 20-to-1 reverse stock split. The reverse split will ensure that the company is compliant with the rules and regulations of the OTC Markets: see, Form 8-K filed with the SEC on August 17, 2018. With the pending implementation of the reverse stock split, the company can fully execute its new, easily scalable business model, positioning DPWW for quick expansion into 29 additional states that have legalized some form of marijuana use. The reverse stock split is subject to approval of the Financial Industry Regulatory Agency (“FINRA”).

“No doubt. The cannabis market has changed significantly since the inception of Diego Pellicer,” said Ron Throgmartin, chief executive officer, Diego Pellicer Worldwide, Inc. “We’ve seen shifting trends in cultivation operations, retail stores and products. We know this sector and we continue to evolve our business model to dominate in a more competitive market. Diego Pellicer’s licensed stores continue to experience sales growth in the country’s most aggressive retail markets by leveraging management’s extensive industry expertise and the premium Diego brand.”

Next Level Business Model: Premium, Trusted Brand

The Diego Pellicer model has evolved from a lease-based, landlord business into a national premium branding, licensing and royalties model. A significant advantage of this model is the ability to rapidly expand to new markets, establishing upscale company stores and offering the finest-quality products. The new model also includes developing exclusive, branded cannabis products that will be available at company stores and beyond its branded retail locations.

Diego Pellicer Management Company, a wholly owned subsidiary of Diego Pellicer Worldwide, Inc. that launched in August, provides turnkey operations including management expertise, personnel, technology, branding and marketing for any existing or future cannabis store in the United States. This ensures a consistent, luxury brand that customers can trust no matter their location.

Already, Diego Pellicer Management Company has proven successful. The Company negotiated additional rental income with its existing stores, increasing cash flow. This cash flow position reduces the need to borrow capital for operations making it possible for Diego Pellicer Worldwide, Inc. to focus on expanding the brand.

About Diego Pellicer Worldwide, Inc. (OTCQB: DPWW)

Diego Pellicer Worldwide, Inc. is the premium marijuana brand and management company. In addition to its branded locations in Colorado and Washington, the company actively seeks to develop and manage high-end, turnkey cannabis retail stores. When federally legal, DPWW is positioned to become a national, vertically integrated marijuana company. To learn more about how to become a branded Diego Pellicer retailer, cultivator or investor visit www.Diego-Pellicer.com.

Safe Harbor Statement

Certain statements contained in this press release may be construed as “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “Act”). The words “estimate,” “project,” “intends,” “expects,” “anticipates,” “believes” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management’s beliefs, as well as assumptions made by, and information currently available to, management pursuant to the “safe-harbor” provisions of the Act. These statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those projected on the basis of these statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company also undertakes no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

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